                                   EXHIBIT 4

                       DEFIANCE PRECISION PRODUCTS, INC.

                             1985 STOCK OPTION PLAN

                           EFFECTIVE AUGUST 27, 1985


                  SECTION 1.        PURPOSE.

                  The purpose of this plan (the "Plan") is to authorize the grant to eligible employees of options ("Options") to purchase shares of Common Stock, par value $.05 per share (the "Common Stock"), of Defiance Precision Products, Inc., a Delaware corporation (the "Company"), and thus benefit the Company by giving such persons a greater personal interest in the success of the enterprise.

                  SECTION 2.        ADMINISTRATION.

                  The Plan shall be administered by the Company's Board of Directors or by a committee consisting of three members of the Company's Board of Directors appointed from time to time by the Board of Directors of the Company. For purposes of the Plan, the term "Committee" shall mean the Company's Board of Directors or the three member committee appointed by the Company's Board of Directors to administer the Plan. No employee eligible to receive Options hereunder shall be a member of the Committee. The Company shall effect the grant of Options under the Plan pursuant to determinations made by the Committee, all in accordance with the provisions of the Plan, as to (a) the eligible employees to whom Options may be granted, (b) the number of shares to be covered by each Option and the price to be paid upon the exercise of such Option, and (c) whether a particular Option will be designed to be (i) an incentive stock option within the meaning of section 422A(b) of the Internal Revenue Code of 1954, as amended (the "Internal Revenue Code"), and the Income Tax Regulations thereunder, as the same or any successor statute or regulations may at the time be in effect (an Option so designated being herein referred to as an "Incentive Stock Option"), or (ii) an Option that is not an Incentive Stock Option (a "Non-Qualified Stock Option"). The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company.

         Options granted under the Plan shall be evidenced by written instruments, executed by the Company, containing such provisions as the Committee may select which are not inconsistent with the terms of the Plan. The interpretation and construction by the Committee of any provision of this Plan and of the Options granted hereunder shall be final and conclusive on all persons having any interest thereunder.

         The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the employee of a new Option for the same or different number of shares as the Option surrendered, or may require surrender of all or a portion of any Option granted under the Plan as a condition precedent to the grant of a new Option to such employee. Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered, except as provided in the second paragraph of Section 6 below.

                  SECTION 3.        SHARES SUBJECT TO PLAN.

                  Subject to adjustment under the provisions of Section 9 hereof, the maximum number of shares of the Company's Common Stock which may be issued and sold under the Plan is 100,000 shares. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. Shares issued pursuant to the Plan shall be subject to all applicable provisions of the Certificate of Incorporation and By-Laws of the Company in existence at the time of issuance of such shares and at all times thereafter. If Options granted under the Plan shall terminate or cease to be exercisable by reason of expiration, surrender for cancellation or otherwise without having been wholly exercised, new Options may be granted under the Plan covering the number of shares to which such termination or cessation relates. At no time may the sum of the maximum number of shares issuable under outstanding Options granted under the

Plan and the number of shares previously issued under Options granted under the Plan exceed the maximum number of shares that may be issued and sold under the Plan, as above stated.

                  SECTION 4.        ELIGIBILITY AND ANNUAL LIMITATION.

                  Options shall be granted only to persons who are, at the time of the grant, officers or other key employees of the Company or a Subsidiary (but not including those officers or key employees who are also directors of the Company or a Subsidiary) of the Company or a Subsidiary. The term "Subsidiary" as used in the Plan shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in the next succeeding corporation in such chain. The term "Subsidiary" as used in the Plan shall also include any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in the next succeeding corporation in such chain.

                  The aggregate fair market value (determined as of the time of grant) of the stock for which any employee may be granted in any calendar year Incentive Stock Options under the Plan (or incentive stock options, within the meaning of section 422A(b) of the Internal Revenue Code, under any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000 plus any unused limit carryover to such year. Such unused limit carryover shall be determined pursuant to section 422A(c)(4) of the Internal Revenue Code in accordance with the following rules:

              (i) if, in any calendar year after 1980, $100,000 exceeds the aggregate fair market value (determined as of the time the Option is granted) of the stock for which an employee was granted during the year Incentive Stock Options under the Plan (and any other incentive stock options, within the meaning of section 422A(b) of the Internal Revenue Code, under any other stock option plans of the Company or any Subsidiary), one-half of such excess shall be an unused limit carryover to each of the three succeeding calendar years;

              (ii) the amount of any such carryover which may be taken into account in any succeeding calendar year shall be the original amount of such carryover reduced by the amount thereof which was used in prior calendar years; and

              (iii) for purposes hereof, the amounts of options granted in any calendar year shall be treated as first using up the $100,000 annual limitation described above and then as using up unused limit carryovers in order of the years in which the carryovers arose.

       The limitation of the preceding paragraph shall not apply to the grant of Options designated Non-Qualified Stock Options under the Plan.

       SECTION 5.        PRICE OF OPTIONS.

       The purchase price under each Option will be determined by the Committee. The purchase price per share under any Option granted under the Plan shall not be less than 100% of the fair market value per share of the Company's Common Stock at the time of the grant of such Option, as determined by the Committee and in no event shall be less than the par value of the Company's Common Stock. The fair market value per share of the Company's Common Stock at the time of the grant of any Incentive Stock Option shall be determined by the Committee in accordance with the provisions of the Internal Revenue Code and the Income Tax Regulations thereunder from time to time in effect with respect to "incentive stock options". In no event may the purchase price of any shares issued pursuant to Options granted under the Plan be less than the par value of such shares.

       SECTION 6.  OPTION PERIOD AND RIGHT TO EXERCISE OPTION.

       Subject to Section 8 below, the option period under each Option will be determined by the Committee at the time the Option is granted; PROVIDED, HOWEVER, that (i) no Incentive Stock Option shall continue for a period of more than 10 years from the date such Incentive Stock Option is granted and (ii) no Non-

Qualified Stock Option shall continue for a period of more than 10 years and one day from the date such Non-Qualified Stock Option is granted. Unless otherwise determined by the Committee and provided in the option instrument, no Option granted under the Plan may be exercised during the first year of the term of the Option. Furthermore, no Option may be exercised unless, at the time of such exercise, the optionee is in the employ of the Company or a Subsidiary and has been continuously employed by one or more of such corporations since the date of grant of such optionee's Option, except that if the Option so provides,

              (i) the Option shall be exercisable, as and to the extent exercisable at the time of the termination of such optionee's employment, within, but only within, the period of three months after the date the optionee ceases to be an employee of any of the foregoing;

              (ii) if the optionee dies while in the employ of any of the foregoing or within three months after the optionee ceases to be such an employee, the Option shall be exercisable by the person to whom it is transferred by will or the laws of descent and distribution, as and to the extent it was exercisable by the optionee on the date of death of the optionee, within, but only within, the period of one year following the date of death of the optionee; and

              (iii) if the optionee becomes disabled (within the meaning of section 105(d)(4) of the Internal Revenue Code) while in the employ of any of the foregoing and such optionee's employment terminates by reason of such disability, the Option shall be exercisable by such optionee, as and to the extent exercisable by such optionee at the time of the termination of such optionee's employment, within, but only within, the period of one year after the termination of such optionee's employment;

PROVIDED, HOWEVER, that in no event may any Option be exercised after the date the Option expires. For all purposes of the Plan, and any Option granted under the Plan, "employment" shall be defined in accordance with the provisions of section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

       Each Incentive Stock Option granted under the Plan shall provide that such Incentive Stock Option shall not be exercisable while there is outstanding (within the meaning of section 422A(c)(7) of the Internal Revenue Code) any "incentive stock option", as defined in section 422A(b) of the Internal Revenue Code, which was granted, before the granting of such option, to such individual to purchase stock in the Company or in a corporation which (at the time of the granting of such option) is a Subsidiary or is a predecessor of any of the foregoing.

       Options shall be exercised by written notice to the Company, in a form satisfactory to it. The option price shall be paid in cash or, if the Option so permits, in shares of the

Company's Common Stock or a combination of cash and shares of the Company's Common Stock.

       Two or more Options may be granted under the Plan to the same person, any of which Options may be an Incentive Stock Option and any of which Options may be a Non-Qualified Stock Option. Such Options, which may relate to different numbers of shares and may contain different terms (including different purchase prices), may be granted simultaneously and/or from time to time during the duration of the Plan; PROVIDED, HOWEVER, that in no event may any Incentive Stock Option provide that the number of shares that the optionee may purchase under such Incentive Stock Option shall be reduced in relation to the number of shares that the optionee has purchased under any other Option nor may any Non-Qualified Stock Option provide that the number of shares that the optionee may purchase under such Non-Qualified Stock Option shall be reduced in relation to the number of shares that the optionee has purchased under any Incentive Stock Option.

       SECTION 7. NON-TRANSFERABILITY.

       No Option granted under the Plan shall be transferable by the person to whom it is granted otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable, during the lifetime of the person to whom it is granted, only by such person.

       SECTION 8. SPECIAL PROVISIONS APPLICABLE TO OPTIONS GRANTED TO TEN PERCENT STOCKHOLDERS.

In the event that any Incentive Stock Option is granted under the Plan to any individual who, at the time such Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share under such Incentive Stock Option shall be at least 110% of the fair market value per share of the Company's Common Stock at the time such Incentive Stock Option is granted (determined as provided in Section 5) and such Incentive Stock Option shall not be exercisable after the expiration of five years from the date it is granted.

       SECTION 9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

       In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of the Company's Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares of stock, or in the case of any other transaction described in section 425(a) of the Internal Revenue Code, the Committee may change the number and kind of shares available under the Plan (including substitution of shares of another corporation) and option price in any manner as it shall deem equitable; PROVIDED, HOWEVER, that in no event may any change be made under this Section 9 which would constitute a "modification" within the meaning of section 425(h)(3) of the Internal Revenue, Code. The Options granted under the Plan shall contain such provisions as are consistent with the foregoing with respect to adjustments to be made in the number and kind of shares covered by such Options and in the option price per share in the event of any such change.

       SECTION 10. SUBSTITUTED OPTIONS.

       Options may be granted under the Plan from time to time in substitution for stock options and/or stock appreciation rights held by employees of other corporations who are or are about to become associated with the Company (or a Subsidiary) as the result of a merger or consolidation of the employing corporation with the Company (or a Subsidiary), or the acquisition by the Company (or a Subsidiary) of the assets of the employing corporation, or the acquisition by the Company (or a Subsidiary) of stock of the employing corporation as the result of which it becomes a Subsidiary, or such stock options may be assumed by the Company. The terms and conditions of, the substitute Options so granted may vary from the terms and conditions set forth in Section 5 to such extent as the Board of Directors may deem appropriate to conform, in whole or in part, to the provisions of the stock incentives in substitution for which they are granted.

       SECTION 11. INSTALLMENT PAYMENTS, LOANS AND GUARANTEE OF LOANS.

       The Committee may, in its discretion, assist any optionee (including an optionee who is an officer of the Company) in the acquisition of shares pursuant to the exercise or surrender of one or more Options under the Plan by (a) authorizing the extension of a loan from the Company to such optionee, (b) permitting the optionee to pay the option price in installments over a period of years, or (c) authorizing a guarantee by the Company of a third party loan to the optionee, PROVIDED that the instrument evidencing the Option permits, or is amended to permit, such an extension of credit. Any such extension of credit shall be upon such terms, with or without security, as the Committee shall specify, provided that the maximum principal amount of such credit shall be the purchase price, if any, paid for the shares acquired plus the maximum Federal, state and local income and employment tax which the optionee might incur in connection with such acquisition.

       SECTION 12. EFFECTIVE DATE, DURATION AND TERMINATION OF THE PLAN.

       The Plan shall become effective upon adoption by the Board of Directors and approval by the Company's stockholders. Options may be granted under the Plan at any time on or prior to

July 30, 1995, on which date the Plan will expire except as to Options then outstanding hereunder, which Options shall remain in effect until they have been exercised or have expired. The Plan may be abandoned or terminated at any time by the Board of Directors, except with respect to Options then outstanding under the Plan.

       SECTION 13. AMENDMENT OR MODIFICATION OF THE PLAN.

       The Board of Directors may, from time to time, discontinue, alter, amend or modify the Plan for the purpose of meeting any changes in legal requirements or for any other purpose that the Board may deem advisable; PROVIDED, HOWEVER, that no such amendment or modification, except as permitted by the provisions of
Section 9 above, shall (a) change the maximum number of shares to be issued under Options granted under the Plan, (b) change the class of employees eligible to receive Options, (c) reduce the minimum purchase price, or (d) materially increase the benefits accruing to an optionee under the Plan within the meaning of Section 240.16b-3 of the Regulations issued under the Securities Exchange Act of 1934, as amended, unless such amendment or modification shall be approved by a majority in interest of the Company's stockholders.